                                                                    EXHIBIT (b)

                           THIRD AMENDED AND RESTATED
                                     BY-LAWS

                          FOR THE REGULATION, EXCEPT AS
                      OTHERWISE PROVIDED BY STATUTE OR THE
                            DECLARATION OF TRUST, OF

                            STATE STREET MASTER FUNDS
                              A MASSACHUSETTS TRUST

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
ARTICLE I
         OFFICES...........................................................................................     1
         Section 1.        PRINCIPAL EXECUTIVE OFFICE......................................................     1
         Section 2.        MASSACHUSETTS OFFICE............................................................     1
         Section 3.        OTHER OFFICES...................................................................     1

ARTICLE II
         MEETINGS OF INTERESTHOLDERS.......................................................................     1
         Section 1.        PLACE OF MEETING................................................................     1
         Section 2.        CALL OF MEETING.................................................................     1
         Section 3.        NOTICE OF INTERESTHOLDERS' MEETING..............................................     1
         Section 4.        MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE....................................     1
         Section 5.        ADJOURNED MEETING; NOTICE.......................................................     2
         Section 6.        VOTING..........................................................................     2
         Section 7.        WAIVER OF NOTICE BY CONSENT OF ABSENT
                           INTERESTHOLDERS.................................................................     2
         Section 8.        INTERESTHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
                           MEETING.........................................................................     3
         Section 9.        RECORD DATE FOR INTERESTHOLDER NOTICE, VOTING
                           AND GIVING CONSENTS.............................................................     3
         Section 10.       PROXIES.........................................................................     3
         Section 11.       INSPECTORS OF ELECTION..........................................................     4

ARTICLE III
         TRUSTEES..........................................................................................     4
         Section 1.        POWERS..........................................................................     4
         Section 2.        NUMBER OF TRUSTEES..............................................................     5
         Section 3.        VACANCIES.......................................................................     5
         Section 4.        PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.....................................     5
         Section 5.        REGULAR MEETINGS................................................................     5
         Section 6.        SPECIAL MEETINGS................................................................     5
         Section 7.        QUORUM..........................................................................     5
         Section 8.        WAIVER OF NOTICE................................................................     6
         Section 9.        ADJOURNMENT.....................................................................     6
         Section 10.       NOTICE OF ADJOURNMENT...........................................................     6
         Section 11.       ACTION WITHOUT A MEETING........................................................     6
         Section 12.       FEES AND COMPENSATION OF TRUSTEES...............................................     6
         Section 13.       DELEGATION OF POWER TO OTHER TRUSTEES...........................................     6
         Section 14.       STANDARD OF CARE AND INDEMNIFICATION............................................     6

ARTICLE IV
         COMMITTEES OF TRUSTEES............................................................................     7
         Section 1.        COMMITTEES OF TRUSTEES..........................................................     7
         Section 2.        MEETINGS AND ACTION OF COMMITTEES...............................................     7

ARTICLE V
         OFFICERS..........................................................................................     8
         Section 1.        OFFICERS........................................................................     8

         Section 2.        ELECTION OF OFFICERS............................................................     8
         Section 3.        SUBORDINATE OFFICERS............................................................     8
         Section 4.        REMOVAL AND RESIGNATION OF OFFICERS.............................................     8
         Section 5.        VACANCIES IN OFFICES............................................................     8
         Section 6.        CHAIRMAN OF THE BOARD...........................................................     8
         Section 7.        PRESIDENT.......................................................................     8
         Section 8.        VICE PRESIDENTS.................................................................     9
         Section 9.        SECRETARY.......................................................................     9
         Section 10.       TREASURER.......................................................................     9

ARTICLE VI
         INDEMNIFICATION...................................................................................    10
         Section 1.        TRUSTEES, OFFICERS, ETC.........................................................    10
         Section 2.        COMPROMISE PAYMENT..............................................................    10
         Section 3.        INDEMNIFICATION NOT EXCLUSIVE...................................................    11
         Section 4.        AMENDMENT.......................................................................    11

ARTICLE VII
         RECORDS AND REPORTS...............................................................................    11
         Section 1.        MAINTENANCE AND INSPECTION OF INTEREST REGISTER.................................    11
         Section 2.        MAINTENANCE AND INSPECTION OF BY-LAWS...........................................    11
         Section 3.        MAINTENANCE AND INSPECTION OF OTHER RECORDS.....................................    11
         Section 4.        INSPECTION BY TRUSTEES..........................................................    11
         Section 5.        FINANCIAL STATEMENTS............................................................    12

ARTICLE VIII
         GENERAL MATTERS...................................................................................    12
         Section 1.        CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS........................................    12
         Section 2.        CONTRACTS AND INSTRUMENTS - HOW EXECUTED........................................    12
         Section 3.        CERTIFICATES FOR INTERESTS......................................................    12
         Section 4.        LOST CERTIFICATES...............................................................    12
         Section 5.        REPRESENTATION OF INTERESTS OF OTHER
                           ENTITIES HELD BY TRUST..........................................................    13
         Section 6.        FISCAL YEAR.....................................................................    13

ARTICLE IX
         AMENDMENTS........................................................................................    13
         Section 1.        AMENDMENT BY INTERESTHOLDERS....................................................    13
         Section 2.        AMENDMENT BY TRUSTEES...........................................................    13
         Section 3.        INCORPORATION BY REFERENCE INTO AGREEMENT AND
                           DECLARATION OF TRUST OF THE TRUST...............................................    13

ARTICLE X
         DIVIDENDS AND DISTRIBUTIONS.......................................................................    13
         Section 1.        DECLARATION OF DIVIDENDS AND DISTRIBUTIONS......................................    13
         Section 2.        DISTRIBUTION OF INCOME DIVIDENDS................................................    13

ARTICLE XI
         CUSTODIAN.........................................................................................    14
         Section 1.        APPOINTMENT AND DUTIES..........................................................    14
         Section 2.        CENTRAL CERTIFICATE SYSTEM......................................................    14

                                     BY-LAWS
                                       OF
                            STATE STREET MASTER FUNDS
                               MASSACHUSETTS TRUST

                                    ARTICLE I
                                     OFFICES

         Section 1. PRINCIPAL EXECUTIVE OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of State Street Master Funds (the "Trust") at any place within or outside the Commonwealth of Massachusetts.

         Section 2. MASSACHUSETTS OFFICE. The Board of Trustees shall establish a registered office in the Commonwealth of Massachusetts and shall appoint as the Trust's registered agent for service of process in the Commonwealth of Massachusetts an individual resident of the Commonwealth of Massachusetts or a Massachusetts corporation or a corporation authorized to transact business in the Commonwealth of Massachusetts; in each case the business office of such registered agent for service of process shall be identical with the registered Massachusetts office of the Trust.

         Section 3. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II
                           MEETINGS OF INTERESTHOLDERS

         Section 1. PLACE OF MEETING. Meetings of interestholders shall be held at any place designated by the Board of Trustees. In the absence of any such designation, interestholder meetings shall be held at the principal executive office of the Trust.

         Section 2. CALL OF MEETING. A meeting of the interestholders may be called at any time by the Board of Trustees or by the Chairman of the Board or by the President.

         Section 3. NOTICE OF INTERESTHOLDERS' MEETING. All notices of meetings of interestholders shall be sent or otherwise given in accordance with
Section 4 of this Article II not less than seven (7) nor more than seventy-five
(75) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust of the Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

         Section 4. MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE. Notice of any meeting of interestholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the interestholder at the address of that interestholder appearing on the books of the Trust or its transfer agent or given by the interestholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice

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shall be deemed to have been given if sent to that interestholder by first-class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to an interestholder at the address of that interestholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the interestholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the interestholder on written demand of the interestholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any interestholder's meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

         Section 5. ADJOURNED MEETING; NOTICE. Any interestholder's meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the interests represented at that meeting, either in person or by proxy.

         When any meeting of interestholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each interestholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

         Section 6. VOTING. The interestholders entitled to vote at any meeting of interestholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The interestholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any interestholder before the voting has begun. On any matter other than elections of Trustees, any interestholder may vote part of the interests in favor of the proposal and either refrain from voting the remaining interests or vote them against the proposal, but if the interestholder fails to specify the number of interests which the interestholder is voting affirmatively, it will be conclusively presumed that the interestholder's approving vote is with respect to the total interests that the interestholder is entitled to vote on such proposal.

         Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT INTERESTHOLDERS. The transactions of the meeting of interestholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of interestholders.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of

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any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

         Section 8. INTERESTHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of interestholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding interests having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all interests entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any interestholder giving a written consent or the interestholder's proxy holders or a transferee of the interests or a personal representative of the interestholder or their respective Proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of interests required to authorize the proposed action have been filed with the Secretary.

         If the consents of all interestholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such interestholders shall not have been received, the Secretary shall give prompt notice of the action approved by the interestholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, or (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

         Section 9. RECORD DATE FOR INTERESTHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the interestholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than seven (7) days before the date of any such meeting as provided in the Declaration of Trust of the Trust.

         If the Board of Trustees does not so fix a record date:

         (a) The record date for determining interestholders entitled to notice of or to vote at a meeting of interestholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining interestholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or
                  (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

         Section 10. PROXIES. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy shall be deemed signed if the interestholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the interestholder or the interestholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the

Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

         Section 11. INSPECTORS OF ELECTION. Before any meeting of interestholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any interestholder or a interestholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more interestholders or proxies, the holders of a majority of interests or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and on the request of any interestholder or a interestholder's proxy shall, appoint a person to fill the vacancy.

         These inspectors shall:

         (a) Determine the number of interests outstanding and the voting power of each, the interests represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

         (b)      Receive votes, ballots or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d)      Count and tabulate all votes or consents;

         (e)      Determine when the polls shall close;

         (f)      Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all interestholders.

                                   ARTICLE III
                                    TRUSTEES

         Section 1. POWERS. Subject to the applicable provisions of the Trust's Declaration of Trust and these By-Laws relating to action(s) required to be approved by the interestholders or by the outstanding interests, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

         Section 2. NUMBER OF TRUSTEES. The exact number of Trustees within the limits specified in the Declaration of Trust of the Trust shall be fixed from time to time by a written instrument signed or a resolution approved at a duly constituted meeting by a majority of the Board of Trustees.

         Section 3. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board of Trustees calls a meeting of interestholders for the purposes of electing Trustees. In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the interestholders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of such holders for the purpose of electing Trustees to fill any existing vacancies in the Board of Trustees, unless such period is extended by order of the United States Securities and Exchange Commission. Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a Plan under which the Trust may be deemed to bear expenses of distributing its interests as that practice is described in Rule 12b-1 under the Investment Company Act of 1940, then the selection and nomination of the Trustees who are not interested persons of the Trust (as that term is defined in the Investment Company Act of 1940) shall be, and is, committed to the discretion of such disinterested Trustees.

         Section 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees may be held at any place that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. With the exception of a meeting at which an Investment Management Agreement, Portfolio Advisory Agreement or any Distribution Plan adopted pursuant to Rule 12b-1 is approved by the Board, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two
(2) Trustees.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or to the telegraph company or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

         Section 7. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust of the Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

         Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

         Section 9. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article III to the Trustees who were present at the time of the adjournment.

         Section 11. ACTION WITHOUT A MEETING. With the exception of the approval of an Investment Management Agreement, Portfolio Advisory Agreement, or any Distribution Plan adopted pursuant to Rule 12b-1, any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

         Section 12. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

         Section 13. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration of Trust of the Trust except as otherwise expressly provided herein or by resolution of the Board of Trustees. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required majority vote.

         Section 14. STANDARD OF CARE AND INDEMNIFICATION. The conduct of a Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an "audit committee financial expert" nor the knowledge, experience or other qualifications underlying such a determination shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification. Any determination of whether a Trustee has complied with any applicable standard of care, including without limitation any standard of care set out in any constituent document of the Trust, and any determination of whether a Trustee shall be entitled to indemnification pursuant to any provision of the Declaration of Trust or these Bylaws, shall be made in light of and based upon the provisions of this paragraph and any person serving as Trustee, whether at the date of adoption of this paragraph as a Bylaw or thereafter, shall be presumed conclusively to have done so in reliance on this paragraph. No amendment or removal of this paragraph shall be effective in respect of any period prior to such amendment or removal.

                                   ARTICLE IV
                             COMMITTEES OF TRUSTEES

         Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

         (a) the approval of any action which under applicable law also requires interestholders' approval or approval of the outstanding interests, or requires approval by a majority of the entire Board or certain members of said Board;

         (b) the filling of vacancies on the Board of Trustees or in any committee;

         (c) the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

         (d) the amendment or repeal of the Declaration of Trust of the Trust or of the By-Laws or the adoption of new By-Laws;

         (e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

         (f) a distribution to the interestholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

         (g) the appointment of any other committees of the Board of Trustees or the members of these committees.

         Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

                                    ARTICLE V
                                    OFFICERS

         Section 1. OFFICERS. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V. Any number of offices may be held by the same person.

         Section 2. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Board of Trustees.

         Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

         Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

         Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an Officer is elected, shall if present preside at meetings of the Board of Trustees, and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the Officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the By-Laws.

         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and principal executive officer of the Trust and shall, subject to the control of the Board of Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the interestholders and in the absence of the Chairman of the Board or if there be none, at all meetings of the Board of Trustees. He or she shall have the general powers and duties of management usually vested in the office of President of a

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corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

         Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, the Executive Vice President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the President or the Chairman of the Board or by these By-Laws.

         Section 9. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and interestholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of interests present or represented at interestholders, meetings, and the proceedings.

         The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, an interest register or a duplicate interest register showing the names of all interestholders and their addresses, the number and classes of interests held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give or cause to be given notice of all meetings of the interestholders and of the Board of Trustees required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

         Section 10. TREASURER. The Treasurer shall be the chief financial officer, principal financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and interests. The books of account shall at all reasonable times be open to inspection by any Trustee.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

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                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as an interestholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer (which shall include without limitation, to the fullest extent permitted by law, any act or omission in respect of the sale of interests of the Trust to one or more other investment companies or the sale of securities by any other such investment company, or such Trustee's or officer's status as a signatory or other status under or in respect of any registration statement of any such other investment company under the Investment Company Act of 1940, as amended, or the Securities Act of 1933, as amended, or other related documentation of any kind, or any other act or omission of any Trustee or officer in respect of the Trust's status or alleged status as co-issuer of securities of any other such investment company) or by reason of his or her being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its interestholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article. If the act or omission or other matter in respect of which an obligation of the Trust to provide indemnification pursuant to this Article VI relates only to one or more Series of the Trust, then the obligation so to provide indemnification shall be the obligation only of those Series.

         Section 2. COMPROMISE PAYMENT. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or (b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust or its interestholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of interestholders holding a majority of the interests entitled to vote thereon, exclusive of any interests beneficially owned by any interested Covered Person. Approval by the Trustees pursuant to clause (a) or
(b) or by any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such

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

Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         Section 3. INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

         Section 4. AMENDMENT. This Article VI may not be amended, limited, or repealed so as to limit in any way the rights or benefits hereunder of or to any person in respect of any liability or expense arising out of or relating to any act, omission, or status of such person prior to the date of such amendment, limitation, or repeal.

                                   ARTICLE VII
                               RECORDS AND REPORTS

         Section 1. MAINTENANCE AND INSPECTION OF INTEREST REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its interestholders, giving the names and addresses of all interestholders and the number and series of interests held by each interestholder.

         Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the interestholders at all reasonable times during office hours.

         Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the interestholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any interestholder at any reasonable time during usual business hours for a purpose reasonably related to the interestholder's interests as a interestholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

         Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical

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properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         Section 5. FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any interestholder demanding an examination of any such statement or a copy shall be mailed to any such interestholder.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

                                  ARTICLE VIII
                                 GENERAL MATTERS

         Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other forms of evidence of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

         Section 2. CONTRACTS AND INSTRUMENTS - HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 3. CERTIFICATES FOR INTERESTS. A certificate or certificates for interests of beneficial interest in any series of the Trust may be issued to an interestholder upon request when such interests are fully paid. All certificates shall be signed in the name of the Trust by the Chairman of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of interests and the series of interests owned by the interestholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its interests by electronic or other means.

         Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for interests shall be issued to replace an old certificate unless the latter is surrendered to the Trust and canceled at the same time. The Board of Trustees may in case any interest certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust

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

against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         Section 5. REPRESENTATION OF INTERESTS OF OTHER ENTITIES HELD BY TRUST. The Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all interests of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

         Section 6. FISCAL YEAR. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of The fiscal year of the Trust shall be the taxable year of each Series of The Trust.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. AMENDMENT BY INTERESTHOLDERS. These By-Laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding interests entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust of the Trust or these By-Laws.

         Section 2. AMENDMENT BY TRUSTEES. Subject to the right of interestholders as provided in Section 1 of this Article to adopt, amend or repeal By-Laws, and except as otherwise provided by applicable law or by the Declaration of Trust of the Trust, these By-Laws may be adopted, amended, or repealed by the Board of Trustees.

         Section 3. INCORPORATION BY REFERENCE INTO DECLARATION OF TRUST OF THE TRUST. These By-Laws and any amendments thereto shall be incorporated by reference to the Declaration of Trust of the Trust.

                                    ARTICLE X
                           DIVIDENDS AND DISTRIBUTIONS

         Section 1. DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. Subject to any applicable provisions of law and the Declaration of Trust of the Trust, dividends and distributions upon the interests may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in interests, from any sources permitted by law, all as the Trustees shall from time to time determine.

         Section 2. DISTRIBUTION OF INCOME DIVIDENDS. Inasmuch as the computation of net income and net profits from the sales of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.

                                   ARTICLE XI
                                    CUSTODIAN

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         Section 1.        Appointment and Duties. The Trust shall at times
employ a bank or trust company having capital, surplus and undivided profits of at least five million dollars ($5,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws and the Investment Company Act of 1940:

         (1) to receive and hold the securities owned by the Trust and deliver the same upon written or electronically transmitted order;

         (2) to receive and hold any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

         (3) to disburse such funds upon orders or vouchers;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority interestholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

         Section 2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the Investment Company Act of 1940, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

Date: February 12, 2004

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